EXHIBIT 99.1

Signet Jewelers Limited (NYSE and LSE: SIG)

SIGNET APPOINTS MICHAEL W. BARNES AS CHIEF EXECUTIVE OFFICER

Hamilton, Bermuda, September 29, 2010 - Signet Jewelers Limited (“Signet”) today announced that it has appointed Michael (“Mike”) Barnes as Chief Executive Officer (“CEO”) with effect from January 30, 2011.  He will join Signet on December 1, 2010 as Chief Executive Officer Designate and will be based in Akron, Ohio.  He succeeds Terry Burman who will retire, as previously announced, on January 29, 2011.

Mr. Barnes has been with Fossil, Inc. (a global design, marketing and distribution company that specializes in consumer fashion accessories including: watches, jewelry, handbags, small leather goods, belts, sunglasses and clothing) for over twenty-five years most recently serving as President, COO and a Director.  He started with Fossil in its early days and was one of its initial employees.  He was part of the management team that took Fossil public in 1993 and contributed to the continuing financial success of the business.  As a result of his early involvement with Fossil, broad retail skill set and the company’s high growth, he has developed diverse functional expertise.  He has had substantial leadership experience, with responsibilities ranging from overseeing Fossil’s state-of-the-art international sourcing and supply chain operations to leading business development and managing the relationships with many of Fossil’s current retail and licensing/brand partners.  In addition, he has helped the company diversify into other businesses and categories outside of its wholesale branded and licensed watches.

Sir Malcolm Williamson, Chairman, commented: “We are delighted to have recruited such a strong candidate as Mike to be Signet’s CEO. Mike is a seasoned and accomplished manager who with his strategic and attentive outlook to operational details brings valuable experience to Signet.  He will be an able successor to Terry Burman who has led Signet as CEO for the last ten years and who leaves a strong legacy.”

Mike Barnes commented: “Signet has established itself as a leading retailer in both the US and the UK, with significant competitive advantages.  It has a great culture of excellence in execution and continuous improvement, and has had considerable success in developing differentiated merchandise ranges. I am looking forward to working with everyone at Signet.”

Enquiries:	Sir Malcolm Williamson, Chairman, Signet Jewelers	+1 441 296 5872
	Tim Jackson, Investor Relations Director	+1 441 296 5872

Press:	Alecia Pulman, ICR, Inc	+1 203 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet is the world’s largest specialty retail jeweler and operated 1,893 stores at July 31, 2010; these included 1,345 stores in the US, where it trades as “Kay Jewelers,” “Jared The Galleria Of Jewelry” and under a number of regional names.  At that date Signet also operated 548 stores in the UK division, where it trades as “H.Samuel,” “Ernest Jones” and “Leslie Davis.”  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

This release includes statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, our results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates.  The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet’s business, and financial market risks.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the “Risk Factors” section of Signet’s Fiscal 2010 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2010.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.